Exhibit 99.1

Contacts:	Roy I. Lamoreaux	A. Patrick Diamond
	Manager, Investor Relations	Vice President
	713/646-4222 – 800/564-3036	713/646-4487 – 800/564-3036

FOR IMMEDIATE RELEASE

Plains All American Increases 2008 Operating & Financial
Guidance; Provides Preliminary 2009 Guidance

(Houston – May 29, 2008) Plains All American Pipeline, L.P. (NYSE: PAA) is providing updated operating and financial guidance for the second quarter and full year of 2008 in a Form 8-K today to the Securities and Exchange Commission. A copy of the Form 8-K will be available on the Partnership’s website (www.paalp.com) under the Investor Relations heading.

The Partnership currently projects its adjusted earnings before interest expense, income taxes and depreciation and amortization (“Adjusted EBITDA”) for the second quarter to range from $200 million to $215 million with a midpoint of approximately $208 million, which represents an approximate 11% increase over the midpoint of second-quarter guidance provided on April 30, 2008.  The Partnership currently projects its Adjusted EBITDA for the full year of 2008 to range from $835 million to $875 million with a midpoint of approximately $855 million, which represents an approximate 9% increase over the midpoint of annual guidance provided on February 13, 2008.  Such amounts incorporate adjustments based on recent performance and refinement of timing on expansion capital projects, as well as expected contributions from the acquisition of the Rainbow Pipe Line Company, which was completed on May 28, 2008. Actual performance in the first quarter of 2008 exceeded the midpoint of the Adjusted EBITDA guidance range provided on February 13, 2008, by approximately 3%.

The Partnership is also providing certain preliminary financial information with respect to 2009, including Adjusted EBITDA which is expected to range from $925 million to $975 million.  On a sequential basis, the 2009 midpoint of $950 million represents an approximate 21% increase over the midpoint of the original full-year 2008 annual guidance range provided on February 13, 2008 and an approximate 11% increase over the midpoint of the updated 2008 guidance range provided today.

“PAA’s assets and business model continue to generate solid baseline results in a wide variety of market environments,” stated Greg L. Armstrong, the Partnership’s Chairman and CEO.  “The large projected increase in 2009 Adjusted EBITDA incorporates our views of the continued strength of and growth in our baseline business activities and anticipated contributions from our expansion capital projects, as well as contributions and associated synergies from our recent acquisition of the Rainbow Pipe Line Company.”

Armstrong noted that the Partnership’s Adjusted EBITDA is anticipated to trend upwards during the second half of 2008 due to anticipated contributions from capital projects and the seasonality of the Partnership’s LPG activities, as well as the ramp-up of synergies related to the Rainbow transaction. As a result, the Adjusted EBITDA guidance range for the second half of 2008 of $444 million to $469 million is anticipated to be split approximately 45% to the third quarter and 55% to the fourth quarter.

In conjunction with closing the Rainbow acquisition, the Partnership raised its 2008 year-over-year distribution growth goal by $0.05.  This new goal equates to an annualized November 2008 distribution of $3.61 to $3.66 per unit, which equals a year-over-year increase of approximately 7.4% to 8.9% over the November 2007 distribution.

In the second quarter, the Partnership also expects to report gains totaling approximately $13 million associated with hedges of foreign currency and crude oil linefill that were entered into in anticipation of the closing of the Rainbow acquisition. Consistent with prior practice, in the Form 8-K that will be furnished today such gains are shown as selected items impacting comparability; thus, they will be included in the Partnership’s reported EBITDA, but will be excluded from Adjusted EBITDA.  Accordingly, the second quarter Adjusted EBITDA guidance amounts discussed elsewhere in this release exclude the impact of these hedging gains.

Non-GAAP Financial Measures

In this release, the Partnership’s EBITDA disclosure is not presented in accordance with U.S. generally accepted accounting principles (GAAP) and is not intended to be used in lieu of GAAP presentations. EBITDA is a non-GAAP financial measure. Adjusted EBITDA excludes selected items impacting comparability. Adjusted EBITDA is presented because PAA management believes those measures provide additional information with respect to both the performance of our fundamental business activities as well as our ability to meet our future debt service, capital expenditures and working capital requirements. A calculation of Adjusted EBITDA and a reconciliation of EBITDA to net income for the referenced periods are set forth below.

	Three Months Ending		Twelve Months Ending
	June 30, 2008		December 31, 2008
(Dollars in Millions)	Low	High	Low	High

Net Income Reconciliation
EBITDA	$195	$212	$801	$843
Depreciation and amortization expense	(55)	(53)	(213)	(208)
Earning before interest and taxes ("EBIT")	140	159	588	635
Interest expense	(51)	(49)	(198)	(193)
Income tax benefit (expense)	2	1	—	—
Net Income	$91	$111	$390	$442

Selected Items Impacting Comparability
Equity compensation charge	(17)	(17)	(41)	(41)
SFAS 133 Mark-to-Market Adjustment	—	—	(5)	(5)
Gains on Rainbow acquisition hedges	12	14	12	14
Total	$(5)	$(3)	$(34)	$(32)

Adjusted EBITDA Reconciliation
EBITDA	$195	$212	$801	$843
Selected Items Impacting Comparability	5	3	34	32
Adjusted EBITDA	$200	$215	$835	$875

	Preliminary Calendar
	2009 Guidance
(Dollars in Millions)	Low	High

EBITDA (1)	$925	$975
Depreciation and amortization	(230)	(220)
Interest expense	(215)	(205)
Income tax expense	(24)	(22)
Net Income (1)	$456	$528

(1) Excludes selected items impacting comparability such as equity compensation and SFAS 133 as it is impractical to forecast such items.

Plains All American Pipeline, L.P. is a publicly traded master limited partnership engaged in the transportation, storage, terminalling and marketing of crude oil, refined products and liquefied petroleum gas and other natural gas related petroleum products. Through its 50% equity ownership in PAA/Vulcan Gas Storage, LLC, the Partnership is also engaged in the development and operation of natural gas storage facilities. The Partnership is headquartered in Houston, Texas.

Forward Looking Statements

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from results anticipated in the forward-looking statements. These risks and uncertainties include, among other things:  the successful integration and future performance of acquired assets and businesses (including the Rainbow acquisition) and the risks associated with operating in lines of business that are distinct and separate from our historical operations; future developments and circumstances at the time distributions are declared; failure to implement or capitalize on planned internal growth projects; the success of our risk management activities; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; maintenance of our credit rating and ability to receive open credit from our suppliers and trade counterparties; abrupt or severe declines or interruptions in outer continental shelf production located offshore California and transported on our pipeline system; shortages or cost increases of power supplies, materials or labor; the availability of adequate third party production volumes for transportation and marketing in the areas in which we operate (including on the Rainbow system) and other factors that could cause declines in volumes shipped on our pipelines by us and third party shippers, such as declines in production from existing oil and gas reserves or failure to develop additional oil and gas reserves; fluctuations in refinery capacity in areas supplied by our mainlines and other factors affecting demand for various grades of crude oil, refined products and natural gas and resulting changes in pricing conditions or transportation throughput requirements; the availability of, and our ability to consummate, acquisition or combination opportunities; our access to capital to fund additional acquisitions and our ability to obtain debt or equity financing on satisfactory terms; unanticipated changes in crude oil market structure and volatility (or lack thereof); the impact of current and future laws, rulings, governmental regulations and interpretations; the effects of competition; continued creditworthiness of, and performance by, our counterparties, including financial institutions and trading companies with which we do business; interruptions in service and fluctuations in tariffs or volumes on third-party pipelines; increased costs or lack of availability of insurance; fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plans; the currency exchange rate of the Canadian dollar; weather interference with business operations or project construction; risks related to the development and operation of natural gas storage facilities; general economic, market or business conditions; and other factors and uncertainties inherent in the transportation, storage, terminalling, and marketing of crude oil, refined products and liquefied petroleum gas and other natural gas related petroleum products discussed in the Partnership’s filings with the Securities and Exchange Commission.

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